Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Nuveen Investment Funds, Inc.:

In planning and performing our audit of the financial statements of Nuveen Global Infrastructure Fund, Nuveen
Real Asset Income Fund and Nuveen Real Estate Securities
Fund (three of the Funds comprising Nuveen Investment
Funds, Inc.) (the Company ) as of and for the two months or period ended December 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Companys internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Companys internal control over financial reporting.

The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Companys internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States). However, we noted the following deficiency in the Companys internal control over financial reporting and its operation that we consider to be a material weakness as defined above as of December 31, 2011.

The Companys controls designed to appropriately classify in-lieu payments related to income distributions received from securities on loan for the Nuveen Real Estate Securities Fund
(the Fund ), did not operate effectively as of December 31, 2011. As a result of this material weakness, balances of net investment income (loss), net realized gain (loss) from investments and foreign currency and change in net unrealized appreciation (depreciation) of investments and foreign currency in the statement of operations and of changes in net assets, and net investment income(loss) and net realized /unrealized gain (loss) per share and the net investment (loss) ratios were restated within the financial statements of the Fund for the fiscal year ended October 31, 2011. Prospectively, the Company has proposed to enhance the Funds and the advisers processes and controls to identify and address events that might substantially impact the characterization and classification of net investment income for Fund in a timely manner. We have not performed any procedures to assess this corrective action, including its sufficiency in addressing the material weakness described above. This material weakness was considered in determining the nature, timing and extent of audit tests applied in our audit of the financial statements as of and for the two months or period ended December 31, 2011, and this report does not affect our report on such financial statements.

This report is intended solely for the information and use of management and the Board of Directors of Nuveen Investment Funds, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


February 29, 2012
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